Exhibit 99.1

FOR:

REDWOOD EMPIRE BANCORP

CONTACT:	Kim McClaran
VP Chief Financial Officer
(707) 522-5204

For Immediate Release

REDWOOD EMPIRE BANCORP DECLARES
QUARTERLY CASH DIVIDEND

SANTA ROSA, Calif. (January 5, 2005) -- Redwood Empire Bancorp (NASDAQ: REBC) today announced that its Board of Directors has declared a quarterly cash dividend of twenty-one cents per share on the Company’s Common Stock.  The dividend is payable on January 31, 2005 to shareholders of record on January 17, 2005.

Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank.  The Company operates through branches in Sonoma, Mendocino and Lake Counties.

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